UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17,  2018

Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34810	33-0595156
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12117 Bee Caves Road Building Three, Suite 100, Austin, TX  78738

(Address of principal executive offices, including zip code)

512.519.0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On August 17, 2018, the board of directors (the “Board”) of Vermillion, Inc. (the “Company”) appointed Nancy Cocozza as a director, filling a vacant seat on the Board. Ms. Cocozza was also appointed to the Audit and Compensation Committees of the Board. Ms. Cocozza will replace James LaFrance on the Audit Committee. The Board has determined that Ms. Cocozza meets the independence requirements of the Nasdaq listing standards and applicable Securities and Exchange Commission regulations.

There are no arrangements or understandings between Ms. Cocozza and any other person pursuant to which she was appointed to the Board.  Ms. Cocozza does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S‐K.

Ms. Cocozza will receive non-employee director compensation as disclosed in the Company’s proxy statement for its 2018 Annual Meeting of Stockholders filed with the SEC on May 11, 2018, pro-rated for the portion of the year she will serve on the Board.

Item 7.01Regulation FD Disclosure.

On August 21, 2018, the Company issued a press release to announce Ms. Cocozza’s appointment to the Board. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01Financial Statements and Exhibits.

(d)         Exhibit No.Description

99.1Press Release issued by Vermillion, Inc. on August 21, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.

Date: August 21, 2018	By:	/s/ Robert Beechey
Robert Beechey
Chief Financial Officer